Exhibit 10.01

INDEMNIFICATION AGREEMENT
This Indemnification Agreement (this “Agreement”) is made as of _____________, 2012 by and between SCANA Corporation, a South Carolina corporation (the “Corporation”), and ________________ (“Indemnitee”).
RECITALS
WHEREAS, Indemnitee is a director and/or officer of the Corporation and/or is serving at the request of the Corporation as an director and/or officer of one or more of the Corporation’s subsidiaries, and in that capacity, is performing valuable services for the Corporation; and
WHEREAS, the South Carolina Business Corporation Act of 1988, as amended (the “Act”), provides for indemnification of directors, officers, employees and agents of a corporation under certain conditions; and
WHEREAS, the Corporation’s Board of Directors (the “Board”) has evaluated the sufficiency of liability insurance and the statutory indemnification provided by the Act as to their adequacy to protect such persons against the various legal risks and potential liabilities associated with the performance of their duties, and the Board has concluded that such insurance and statutory indemnification may not be adequate protection to such persons; and
WHEREAS, the Board has determined, after due consideration of the terms of this Agreement and the various other options available to the Corporation, that this Agreement is reasonable and prudent and in the best interests of the Corporation;
NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:
1.Services to the Corporation. Indemnitee will continue to serve as a director and/or officer of the Corporation and/or one or more of the Corporation’s subsidiaries until Indemnitee’s successor is duly elected and qualified or appointed or until Indemnitee’s earlier resignation, removal or death. If Indemnitee is also an employee of the Corporation or any of its subsidiaries, nothing herein shall change Indemnitee’s status as an employee of the Corporation or such subsidiary, and nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.
2.    Definitions. As used in this Agreement:
(a)    “Covered Capacity” means present or former status as a director, officer, employee or agent of the Corporation or as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation. For purposes of this definition, Indemnitee is considered to be serving an employee benefit plan at the request of the Corporation if Indemnitee’s duties to the Corporation also impose duties on, or otherwise involve services by, Indemnitee to the plan or to participants in or beneficiaries of the plan.
(b)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding for which indemnification is sought by Indemnitee.
(c)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(d)    “Expenses” include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs,

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printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding, including reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Corporation or any third party. “Expenses” also include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. “Expenses,” however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(e)    References to “fines” include any excise tax assessed with respect to any employee benefit plan.
(f)    “Independent Counsel” means a law firm, or a member of a law firm, that has significant experience in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee, or any party adverse to the Corporation or Indemnitee, in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(g)    “Proceeding” includes any threatened, pending or completed action, suit, or proceeding, whether brought in the right of the Corporation or otherwise, whether of a civil, criminal, administrative or investigative nature and whether formal or informal, in which Indemnitee is made a party by reason of the fact that Indemnitee is or was serving in a Covered Capacity or by reason of any action taken (or failure to act) by Indemnitee or of any action (or failure to act) on Indemnitee’s part while serving in a Covered Capacity.
(h)    “South Carolina Court” means a Circuit Court of the State of South Carolina.
(i)    In connection with any merger or consolidation, references to “the Corporation” include not only the resulting or surviving corporation but also any constituent corporation or any constituent of a constituent corporation, which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers and employees or agents. The intent of this provision is that a person who is or was an officer of such constituent corporation after the date hereof or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise after the date hereof, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as the person would have under this Agreement with respect to such constituent corporation if its separate existence had continued.
3.    Indemnification.
(a)    The Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law in accordance with the provisions of this Section 3(a) when Indemnitee is made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation). Pursuant to this Section 3(a), Indemnitee shall be indemnified against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if, and only if, Indemnitee’s conduct was in good faith and Indemnitee reasonably believed (a) in the case of conduct in Indemnitee’s capacity as a director, officer, employee or agent of the Corporation, that Indemnitee’s conduct was in the Corporation’s best interest, or (b) in all other cases, that Indemnitee’s conduct was at least not opposed to the

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Corporation’s best interest; and provided, further, that in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful. Indemnitee’s conduct with respect to an employee benefit plan for a purpose that Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of clause (b) of the immediately preceding sentence.
(b)    The Corporation shall indemnify Indemnitee to the fullest extent permitted by applicable law in accordance with the provisions of this Section 3(b) when Indemnitee is made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 3(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if, and only if, Indemnitee’s conduct was in good faith and Indemnitee reasonably believed (a) in the case of conduct in Indemnitee’s capacity as a director, officer, employee or agent of the Corporation, that Indemnitee’s conduct was in the Corporation’s best interest, or (b) in all other cases, that Indemnitee’s conduct was at least not opposed to the Corporation’s best interest; and provided, further, that in the case of any criminal Proceeding, Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful. Indemnitee’s conduct with respect to an employee benefit plan for a purpose that Indemnitee reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of clause (b) of the immediately preceding sentence. No indemnification for Expenses shall be made under this Section 3(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that the court in which the Proceeding was brought or the South Carolina Court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.
(c)    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is wholly successful, on the merits or otherwise, in the defense of any Proceeding to which Indemnitee is a party because Indemnitee is or was serving in a Covered Capacity, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.
(d)    Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Covered Capacity, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
4.    Exclusions. Notwithstanding any other provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification in connection with any claim made against Indemnitee:
(a)    in connection with any Proceeding charging improper personal benefit to Indemnitee, whether or not involving action in Indemnitee’s Covered Capacity, in which Indemnitee is adjudged liable on the basis that personal benefit was improperly received by Indemnitee;
(b)    for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision or agreement (other than this Agreement), either by the Corporation or otherwise, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;
(c)    for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law; or
(d)    in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, and not brought by way of defense, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board of Directors of the Corporation authorized the Proceeding (or any part of any Proceeding) prior to its initiation or

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(ii) the Corporation otherwise provides such indemnification in its sole discretion, if permitted by applicable law.
In no event shall the Corporation be obligated to indemnify Indemnitee pursuant to this Agreement to the extent such indemnification is prohibited by applicable law.
5.    Advancement of Expenses; Defense of Claim.
(a)    Notwithstanding any provision of this Agreement to the contrary, and to the fullest extent permitted by applicable law, the Corporation shall pay for or reimburse to Indemnitee the reasonable Expenses incurred by Indemnitee in connection with any Proceeding in advance of the final disposition of the Proceeding. To request such an advance payment or reimbursement, Indemnitee must submit to the Corporation a written statement in a form reasonably acceptable to the Corporation that (i) sets forth in reasonable detail the Expenses to be advanced, (ii) contains a written affirmation of Indemnitee’s good-faith belief that Indemnitee has met the standard of conduct described in Section 33-8-510 of the 1976 Code of Laws of South Carolina, as amended, or any successor provision of applicable law, and (iii) is accompanied by an undertaking substantially in the form of Exhibit A hereto providing that Indemnitee undertakes to repay the advance to the extent that it is ultimately determined that Indemnitee did not meet the standard of conduct. All advances shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay the Expenses. Authorization of advancement of expenses shall be made using the procedures set forth in Section 7.
(b)    Section 5(a) shall not apply to any claim made by Indemnitee for which indemnification is excluded pursuant to Section 4.
(c)    The Corporation shall be entitled to participate at its own expense in the defense of any Proceeding to which Indemnitee is a party.
6.    Procedure For Notification And Application For Indemnification.
(a)    Indemnitee agrees to notify promptly the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, or document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. Additionally, Indemnitee will, to the extent reasonably feasible, keep the Corporation generally informed of and consult with the Corporation with respect to, the status and defense of any such Proceeding or matter; provided, however, that this sentence shall not apply in the event of a Proceeding initiated by Indemnitee to enforce the provisions of this Agreement. The failure of Indemnitee to so notify or keep the Corporation generally informed and to consult with the Corporation shall not relieve the Corporation of any obligation which it may have to Indemnitee under this Agreement.
(b)    Indemnitee may deliver to the Corporation a written application to indemnify Indemnitee in accordance with this Agreement. The General Counsel of the Corporation (or in the absence of the General Counsel, the Corporate Secretary of the Corporation) shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in Indemnitee’s sole discretion.
7.    Procedure Upon Application For Indemnification Or Advancement Of Expenses.
(a)    Upon delivery of the written application by Indemnitee for indemnification pursuant to Section 6(b) or for advancement of expenses pursuant to Section 5(a), a determination, if required by applicable law, (y) that Indemnitee has met the applicable standard of conduct to permit indemnification, in the case of an application for indemnification, or (z) that the facts then known to those making the determination would not preclude indemnification, in the case of an application for advancement of expenses, shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of a quorum consisting of Disinterested Directors, or if a quorum consisting of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (in which designation directors who are not

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Disinterested Directors may participate) consisting solely of two or more Disinterested Directors or (ii) by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. If it is determined that Indemnitee has met the applicable standard of conduct, then indemnification of Indemnitee shall be authorized, to the fullest extent permitted by law, in the same manner as the determination of the permissibility of indemnification was made, except that if the determination was made by Independent Counsel, the authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled to select the Independent Counsel pursuant to Section 7(b). Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification). All determinations and authorizations contemplated by this Section  7(a) with respect to an application for indemnification shall be made within 30 days following the delivery of the application, and payment of all authorized amounts shall be made within 10 days following authorization. The Corporation will promptly advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied.
(b)    In the event the determination of the permissibility of indemnification is to be made by Independent Counsel pursuant to Section 7(a), the Independent Counsel shall be selected (i) by a majority vote of a quorum consisting of Disinterested Directors, (ii) if a quorum consisting of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (in which designation directors who are not Disinterested Directors may participate) consisting solely of two or more Disinterested Directors or (iii) if a quorum of the Board cannot be obtained under (i) and a committee cannot be designated under subdivision (ii), by majority vote of the full Board (in which selection directors who are parties may participate).
(c)    If the Corporation disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of the disputes.
8.    Termination of Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or be determinative that Indemnitee did not meet the requisite standard of conduct to permit indemnification pursuant to this Agreement.
9.    Nonexclusivity; Survival of Rights; Insurance; Subrogation.
(a)    The rights of Indemnitee as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s articles of incorporation or bylaws, any agreement, a vote of shareholders, a resolution of directors or otherwise and (ii) shall be enforced and this Agreement shall be interpreted independently of and without reference to or limitation or constraint (whether procedural, substantive or otherwise) by any other such rights to which Indemnitee may at any time be entitled. No amendment or alteration of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Covered Capacity prior to such amendment or alteration. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification or advancement rights than would be afforded currently under the Corporation’s articles of incorporation or bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in South Carolina law, whether by statute or judicial decision, narrows or limits indemnification or advancement of Expenses so that they are less than are afforded currently under the Corporation’s articles of incorporation or bylaws and this Agreement, it is the intent of the parties hereto that such change, except to the extent required by applicable law, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every

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other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or under now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
(b)    The purchasing or and maintaining of insurance or the furnishing of similar protection or the making of other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond on behalf of Indemnitee against any liability in a Covered Capacity whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement, shall not in any way limit or affect the rights and obligations of the Corporation or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Corporation and Indemnitee shall not in any way limit or affect the rights and obligations of the Corporation or the other party or parties thereto under any such arrangement.
(c)    To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, partners, trustees, employees or agents of the Corporation or any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, partner, trustee, employee or agent under such policy or policies. If, at the time the Corporation receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Corporation has director and officer liability insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(d)    In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.
(e)    The Corporation’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification payments or advancement of expenses from such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Notwithstanding any other provision of this Agreement to the contrary, (i) Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, advancement or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Corporation’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Corporation shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement or insurance coverage rights against any person or entity other than the Corporation.
10.    Duration of Agreement. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee serves in a Covered Capacity continue and survive thereafter, regardless of the termination of Indemnitee’s service in a Covered Capacity, so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee to enforce the provisions of this Agreement) by reason of serving in a Covered Capacity, whether or not Indemnitee is acting in any Covered Capacity at the time any liability or expense is incurred for which other rights exist under this Agreement.
11.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or

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unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.
12.    Enforcement and Binding Effect.
(a)    The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to encourage Indemnitee to continue to serve as a director and/or officer of the Corporation and/or one or more of the Corporation’s subsidiaries, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in so serving.
(b)    Subject to Section 9(a), this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
(c)    The rights to be indemnified and to receive advancement of Expenses provided by or granted Indemnitee pursuant to this Agreement shall apply to Indemnitee’s service in a Covered Capacity prior to the date of this Agreement.
(d)    The rights to indemnification and advancement of Expenses provided by or granted pursuant to this Agreement (i) shall be binding upon, be enforceable by, and inure to the benefit of the parties hereto and their respective successors and assigns, including any direct or indirect successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business or assets of the Corporation (and such successor will thereafter be deemed the “Corporation” for purposes of this Agreement); (ii) shall continue as to an Indemnitee who has ceased to serve in a Covered Capacity; and (iii) shall be enforceable by and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, estate, heirs, devisees, executors and administrators and other legal representatives.
(e)    The Corporation shall require and cause any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in the form and substance reasonably satisfactory to Indemnitee and Indemnitee’s counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place.
(f)    The Corporation and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the South Carolina Court, and the Corporation hereby waives any such requirement of such a bond or undertaking.
13.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

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14.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed; or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:
(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Corporation.
(b)    If to the Corporation to:
SCANA Corporation

MC D-308

220 Operation Way

Cayce, SC 29033

Attention: General Counsel
or to any other address as may have been furnished to Indemnitee in writing by the Corporation.
15.    Applicable Law And Consent To Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of South Carolina, without regard to its conflict of laws rules. THE CORPORATION AND INDEMNITEE HEREBY IRREVOCABLY AND UNCONDITIONALLY: (A) AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE SOUTH CAROLINA COURT AND NOT IN ANY OTHER STATE OR FEDERAL COURT IN THE UNITED STATES OF AMERICA OR ANY COURT IN ANY OTHER COUNTRY; (B) CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE SOUTH CAROLINA COURT FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT; (C) WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING IN THE SOUTH CAROLINA COURT; AND (D) WAIVE, AND AGREE NOT TO PLEAD OR TO MAKE, ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE SOUTH CAROLINA COURT HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM, OR IS SUBJECT (IN WHOLE OR IN PART) TO A JURY TRIAL.
16.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
17.    Period Of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Corporation against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.
18.    Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Corporation undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Corporation to fulfill its obligations under this Agreement.
19.    Headings. The headings of the sections of this Agreement are inserted for convenience only and

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shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.
The Corporation:    SCANA CORPORATION
By:
Name:
Title:
Indemnitee:
Printed Name:
Address:

10

Exhibit A
UNDERTAKING
Reference is made to that certain Indemnification Agreement between SCANA Corporation, a South Carolina corporation (the “Corporation”), and Indemnitee dated as of ________, 20___ (the “Indemnification Agreement”).
In regard to any advancements made by the Corporation to Indemnitee pursuant to the terms of the Indemnification Agreement, Indemnitee hereby undertakes and agrees to repay to the Corporation any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including exhaustion of all appeals therefrom, of any litigation or threatened litigation on account of which advancements were made if it is determined that Indemnitee did not meet the standard of conduct described in Section 33-8-510 of the 1976 Code of Laws of South Carolina, as amended, or any successor provision of applicable law.

Indemnitee:
Printed Name:
Address:

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